Exhibit 10.11

SECOND AMENDMENT TO MANAGEMENT AGREEMENT

This Second Amendment to Management Agreement (this “Amendment”) is entered into on November 7, 2014 and effective as of September 30, 2014 (the “Effective Date”) by and between Ares Commercial Real Estate Corporation, a Maryland corporation (together with its subsidiaries, the “Company”) and Ares Commercial Real Estate Management LLC, a Delaware limited liability company (the “Manager”).

RECITALS

WHEREAS, the Company and the Manager entered into the Management Agreement (the “Management Agreement”) dated as of April 25, 2012;

WHEREAS, the Company and the Manager entered into the First Amendment to Management Agreement (the “First Amendment”) as of September 30, 2013 to provide that the Manager would not be entitled to seek reimbursement for Restricted Costs (as defined in the First Amendment) in excess of $1,000,000.00 per quarter for each of the quarterly periods ending on September 30, 2013, December 31, 2013, March 31, 2014 and June 30, 2014; and

WHEREAS, the Company and the Manager desire to further amend the Management Agreement to extend the Manager’s prohibition on seeking expense reimbursements for Restricted Costs in excess of $1,000,000.00 per quarter for each of the quarterly periods ending on September 30, 2014 and December 31, 2014, as more fully set forth below.

AGREEMENT

NOW, THEREFORE, for and consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Manager agree as follows:

1.              All capitalized terms not defined in this Amendment shall have the meanings assigned to them in the Management Agreement and the term “Restricted Costs” shall have the meanings assigned to it in the First Amendment.

2.              Section 7(f) of the Management Agreement, as amended by the First Amendment, is hereby amended by adding “and September 30, 2014 and December 31, 2014” at the end of the first sentence of such subsection.

3.              This Amendment and the rights and obligations of the parties under this Amendment shall be governed by shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

4.              Except as expressly modified by this Amendment, the Management Agreement shall continue to be and remain in full force and effect in accordance with its terms.  Any future reference to the Management Agreement shall be deemed to be a reference to the Management Agreement as modified by this Amendment.

5.              This Amendment may be executed by the parties to this Amendment on any number of separate counterparts (including by facsimile), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment as of the Effective Date.

COMPANY:

ARES COMMERCIAL REAL ESTATE CORPORATION

By:	/s/ Tae-Sik Yoon
Name:	Tae-Sik Yoon
Title:	Chief Financial Officer

MANAGER:

ARES COMMERCIAL REAL ESTATE MANAGEMENT LLC

By:	/s/ Michael D. Weiner
Name:	Michael D. Weiner
Title:	Vice President, General Counsel and Secretary